Exhibit 99.1

Contact: CEO	Scott Montgomery, President &	1809 7TH Avenue, Suite 1414 Seattle, WA 98101 206.388-5785
smontgomery@mnbla.com David Brown, Exec VP & CFO david.brown@mnbla.com 310-277-2265

NEWS RELEASE

National Mercantile Reports It’s Second Consecutive Year of Record Earnings

Earnings Grow 27% to $5.6 Million, or $0.94 Per Share in 2006

Los Angeles, California – March 6, 2007 – National Mercantile Bancorp (Nasdaq: MBLA), the holding company for Mercantile National Bank and South Bay Bank, N.A., today reported record earnings for 2006 with strong asset growth.  For 2006, net income grew 27% to $5.6 million, or $0.94 per share, compared to $4.5 million, or $0.75 per share, in 2005.  Fourth quarter net income was $1.7 million or $0.28 per diluted share, compared to $1.2 million or $0.21 per share in the fourth quarter a year ago.

“The joint proxy statement for the proposed merger of equals with FCB Bancorp of Camarillo became effective in mid-February, and we have scheduled a special meeting of shareholders for March 12, 2007 at 10:00 am at the company’s headquarters in Century City.  We encourage all shareholders to review the materials being sent to them and to vote their proxies promptly.  Should shareholders approve the transaction as anticipated, the merger is expected to close following the shareholders meeting,” Montgomery added.  “We are pleased to report two consecutive years of record earnings and continue to see expansion in the local economy.” The combined banks are expected to have total assets of over $1 billion in 12 full service offices and 3 loan production offices in Los Angeles, Ventura and Orange Counties.

REVIEW OF OPERATIONS

With strong loan growth and higher securities balances, revenue in 2006 (net interest income before provision for credit losses plus non-interest income) increased 15% to $25.1 million in 2006 from $21.9 million in 2005.  Net interest income before provision for credit losses increased 12% to $23.3 million in 2006, from $20.8 million in 2005.  In the fourth quarter of 2006, net interest income grew 2% to $5.8 million from $5.7 million a year ago.  In 2006, the net interest margin was 5.14% compared to 5.58% in 2005.  Fourth quarter net interest margin was 4.86% compared to 5.09% in the third quarter of 2006, and 5.51% in the fourth quarter of 2005.

The provision for credit losses was $248,000 during 2006, due to the growth in the loan portfolio, compared to a benefit of $84,000 in 2005, due to recoveries from previously charged off assets.  The fourth quarter 2006 provision for credit losses was $104,000 compared to $40,000 a year ago.  Noninterest income jumped 60.3%, to $1.8 million and $1.1 million, respectively, reflecting a $705,000 insurance settlement received by the Company in the fourth quarter of 2006 from a claim relating to collateral for a loan.

Operating (non-interest) expense increased 5% to $15.0 million from $14.4 million a year ago.  “Revenue growth continues to outpace operating expenses, generating positive operating leverage

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and contributing to strong profitability improvements,” said David Brown, Chief Financial Officer.  Operating expenses included an after-tax charge for stock options of $105,000 in 4Q06 and $395,000 year-to-date related to the adoption of SFAS 123R.  In 2005, this cost was not included in GAAP earnings but was disclosed in footnotes to the financial statements, and totaled $267,000 for the year.

Profitability continued to improve with strong gains in productivity reflected in an efficiency ratio of 59.8% in 2006 compared to 65.6% in 2005.  The company generated a return on average assets (ROAA) of 1.16% and a return on average equity of 13.84% during 2006, versus 1.10% and 12.15%, respectively, a year ago.

In the first quarter of 2007, the company refinanced its trust preferred securities (TPS).  The debt extinguishment in the first quarter 2007 resulted in a pre-tax charge of $1.6 million for the payment of the redemption premium and the write-off of the unamortized debt issuance cost. (It was previously reported in our December 26, 2006 press release that we expected this charge would be a fourth quarter 2006 event.)  “The replacement of our 10.25% trust preferred securities with a 6.80% issue that will save us over $500,000 pre-tax per year,” said Scott A. Montgomery, President and CEO.

BALANCE SHEET PERFORMANCE

Total assets increased 12% to $501.6 million at December 31, 2006, from $448.5 million a year ago.  The loan portfolio grew 8% to $366.6 million at December 31, 2006, compared to $339.6 million at December 31, 2005.

Loan Portfolio Composition

	December 31,
	2006		2005
(Dollars in thousands)	Amount	%	Amount	%
Commercial loans - secured and unsecured	$102,662	28%	$89,474	26%
Real estate loans:
Secured by commercial real properties	141,741	39%	121,641	36%
Secured by multifamily residential properties	17,602	5%	18,663	5%
Secured by one to four family residential properties	8,790	2%	10,498	3%
Total real estate loans	270,795	74%	150,802	44%
Construction and land development loans	83,188	23%	92,077	27%
Consumer: installment, home equity and unsecured	12,663	3%	7,239	2%
Total loans outstanding	$366,646	100%	$339,592	100%

Total deposits increased 5% to $380.6 million at December 31, 2006, compared to $363.2 million a year earlier, fueled by strong growth in money market accounts, which grew 56% year-over-year and now represent 31% of total deposits, up from 21% a year earlier.  Core deposits, of which money market accounts are the largest component and exclude time certificates $100,000 and over, accounted for 79% of total deposits at December 31, 2006, up from 76% a year ago.

Shareholders’ equity increased 18% to $45.1 million, equating to a book value per share of $7.73, at December 31, 2006, compared to $38.2 million, or $6.77 per share, at December 31, 2005.  Tangible book value increased 19% to $7.03 per share at December 31, 2006, from $6.04 per share at December 31, 2005.

“Credit quality remains excellent this year following the sale of our only piece of other real estate owned,” said Robert Bartlett, Chief Credit Officer.  At quarter-end, non-performing assets totaled $303,000 or 0.06% of total assets, down from $1.4 million, or 0.32% of total assets at December 31, 2005.  Net charge-offs were just $38,000 year-to-date.  There were no loan delinquencies at December 31, 2006.  National Mercantile’s allowance for credit losses was 1.30% of gross loans at December 31, 2006, compared to 1.32% a year ago.

ABOUT NATIONAL MERCANTILE BANCORP

National Mercantile Bancorp is the holding company for Mercantile National Bank and South Bay Bank, with offices located in Century City, Encino, Torrance, El Segundo, Costa Mesa and Beverly Hills, all among California’s highest value markets.  The banks’ focus is on business banking with specialty lending expertise in the entertainment, healthcare, professional services, real estate escrow, business and residential construction, property management industries and community-based non-profit organizations.  The company is building a premier business banking franchise with experienced loan officers providing highly personalized service.

This press release contains forward-looking statements about the Company.  Forward-looking statements consist of descriptions of plans or objectives for future operations, products or services, forecasts of revenues, earnings or other measures of economic performance and assumptions underlying or relating to any of the foregoing.  Because forward-looking statements discuss future events or conditions and not historical facts, they often include words such as “believe,” “potential,” “confident,” “encourage or encouraging,” “will be,” “anticipate,” “estimate” or similar expressions.  Do not rely unduly on forward-looking statements.  They give the Company’s expectations about the future and are not guarantees or predictions of future events, conditions or results.  Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update them to reflect changes that occur after that date.  Many factors, most beyond the company’s control, could cause actual results to differ significantly from the Company’s expectations.  These factors include, among other things, changes in interest rates, which affect margins, impact funding sources or alter loan demand; increased competitive pressures; changes in national and local economic conditions; fluctuations in the California real estate markets; changes in fiscal policy, monetary policy, legislative or regulatory environments; changes in the credit quality of the Company’s loan portfolio, the Company’s abilities to realize further efficiencies and achieve growth targets, and finalization of year-end audit results.  These and other factors are discussed in greater detail in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

Additional Information

The proposed merger will be submitted to the shareholders of each of National Mercantile Bancorp and FCB Bancorp for their consideration. First California Financial Group, Inc. filed a registration statement with the SEC, which includes a joint proxy statement/prospectus that has been mailed to the shareholders of each of National Mercantile Bancorp and FCB Bancorp, and each of First California Financial Group, National Mercantile Bancorp and FCB Bancorp may file other relevant documents concerning the proposed merger with the SEC. Shareholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. You are able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about First California Financial Group, National Mercantile Bancorp and FCB Bancorp, at the SEC’s website ( http://www.sec.gov). You may also obtain these documents, free of charge, by accessing National Mercantile Bancorp’s website

( http://www.mnbla.com) under the tab “Investor Relations”, or by accessing FCB Bancorp’s website ( http://www.fcbank.com) under the tab “About Us”.

National Mercantile Bancorp and FCB Bancorp and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of National Mercantile Bancorp and FCB Bancorp in connection with the proposed merger. Information about the directors and executive officers of National Mercantile Bancorp is set forth in the proxy statement for its 2006 annual meeting of shareholders, as filed with the SEC on April 20, 2006. Information about the directors and executive officers of FCB Bancorp is set forth in its Annual Report on Form 10-K, as filed with the SEC on March 31, 2006. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the joint proxy statement/prospectus filed with the SEC regarding the proposed merger. You may obtain free copies of these documents as described above.

National Mercantile Bancorp and Subsidiaries

Selected Statement of Operations Data and Ratios:

	For the Three Months Ended
(Unaudited)	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Annual %
(In thousands, except share data)	2006	2006	2006	2006(1)	2005(1)	Change
Interest income	$9,288	$9,248	$8,913	$8,051	$7,585	22.5%
Interest expense	3,483	3,387	2,947	2,335	1,907	82.6%
Net interest income before provision for credit losses	5,805	5,861	5,966	5,716	5,678	2.2%
Provision for credit losses	104	72	40	32	40	n/a
Net interest income after provision for credit losses	5,701	5,789	5,926	5,684	5,638	1.1%
Other operating income:
Deposit-related and other customer services	258	255	234	232	242	6.6%
Other operating income	865	573	(310)	(315)	(194)	-545.9%
Other operating expenses	3,944	3,533	3,819	3,732	3,561	10.8%
Income before provision for income taxes	2,880	3,084	2,031	1,869	2,125	35.5%
Provision for income taxes	1,196	1,328	885	813	883	35.4%
Net income	$1,684	$1,756	$1,146	$1,056	$1,242	35.6%

Earnings per share:
Basic	$0.30	$0.32	$0.21	$0.19	$0.23	30.7%
Diluted	$0.28	$0.29	$0.19	$0.18	$0.21	33.6%

Weighted average shares outstanding:
Basic	5,597,733	5,545,903	5,542,441	5,518,383	5,408,969
Diluted	6,004,100	5,985,837	6,035,527	6,002,461	5,925,829

RATIOS
Return on quarterly average assets	1.34%	1.43%	0.94%	0.93%	1.12%
Return on quarterly average equity	15.29%	17.05%	11.66%	10.82%	12.95%
Net interest margin - average earning assets	4.86%	5.09%	5.26%	5.49%	5.51%
Operating expense ratio	3.13%	2.88%	3.14%	3.30%	3.22%
Efficiency ratio (2)	56.93%	52.82%	64.84%	66.25%	62.19%

(1) As restated

(2) Other operating expense divided by net interest income and other operating income.

National Mercantile Bancorp and Subsidiaries

Selected Statement of Operations Data and Ratios:

	For the Year Ended
(Unaudited)	December 31,	December 31,	Annual %
(In thousands, except share data)	2006	2005	Change
	$35,500	$26,265	35.2%
Interest expense	12,152	5,483	121.6%
Net interest income before provision for credit losses	23,348	20,782	12.3%
Provision for credit losses	248	(84)	-395.2%
Net interest income after provision for credit losses	23,100	20,866	10.7%
Other operating income:
Deposit-related and other customer services	979	1,060	-7.6%
Other operating income	813	58	-92.9%
Other operating expenses	15,028	14,376	4.5%
Income before provision for income taxes	9,864	7,608	29.7%
Provision for income taxes	4,222	3,159	33.6%
Net income	$5,642	4,449	26.8%

Earnings per share:
Basic	$1.02	0.96	6.3%
Diluted	$0.94	0.75	25.3%

Weighted average shares outstanding:
Basic	5,551,570	4,630,186
Diluted	6,007,186	5,897,758

Total shares outstanding (a)	5,650,147	5,503,780

RATIOS
Return on average assets	1.16%	1.10%
Return on average equity	13.84%	12.15%
Net interest margin - average earning assets	5.14%	5.67%
Operating expense ratio	2.96%	3.55%
Efficiency ratio (1)	59.78%	65.64%

(1) Other operating expense divided by net interest income and other operating income.

(a) includes assumed conversion of currently convertible Series A preferred stock into common stock

National Mercantile Bancorp and Subsidiaries

Selected Financial Condition Ratios:

(Unaudited)	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(In thousands, except ratios and shares)	2006	2006	2006	2006	2005

Average quarterly assets	$499,378	$486,336	$487,372	$458,881	$438,715
Nonperforming assets
Nonaccrual loans	—	338	343	300	319
Loans 90 days past due and still accruing	—	—	—	—	—
Other real estate owned	—	—	—	—	—
Other property owned	303	—	—	—	1,056
Total nonperforming assets	303	338	343	300	1,375

Loan to deposit ratio	96.33%	94.58%	94.55%	87.45%	93.50%
Allowance for credit losses to total loans	1.30%	1.30%	1.32%	1.29%	1.32%
Allowance for credit losses to nonperforming assets	1564.36%	1379.03%	1355.10%	1520.67%	324.95%

National Mercantile Bancorp and Subsidiaries

Selected Financial Condition Data:

(Unaudited)	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(In thousands, except share data)	2006	2006	2006	2006	2005
ASSETS
Cash and due from banks-demand	$11,438	$10,709	$15,002	$15,211	$13,507
Due from banks-interest bearing	2,000	2,000	2,263	2,000	2,000
Federal funds sold and securities purchased under agreements to resell	—	—	600	2,790	685
Investment securities	104,414	105,478	103,970	88,263	74,370
Loans
Commercial	102,662	100,757	91,485	93,517	89,474
Real estate	168,133	162,237	164,394	159,724	150,802
Construction and land development	83,188	88,407	88,717	96,121	92,077
Consumer and other loans	12,663	7,434	7,686	5,133	7,239
Total loans outstanding	366,646	358,835	352,282	354,495	339,592
Deferred net loan fees	(928)	(615)	(1,053)	(995)	(1,034)
Loans receivable, net	365,718	358,220	351,229	353,500	338,558
Allowance for loan and lease losses	(4,740)	(4,661)	(4,648)	(4,562)	(4,468)
Net loans receivable	360,978	353,559	346,581	348,938	334,090
Goodwill and intangible assets	4,410	4,464	4,520	4,576	4,632
Accrued interest receivable and other assets	18,323	17,987	18,466	17,554	19,175
Total assets	$501,563	$494,197	$491,402	$479,332	$448,459

LIABILITIES & CAPITAL
Deposits:
Noninterest-bearing demand	$115,745	$115,740	$115,650	$122,638	$115,924
Interest-bearing demand deposits	26,372	27,768	30,973	31,716	36,018
Money market accounts	118,704	109,210	97,578	91,885	76,334
Savings	22,463	24,435	24,102	26,336	28,208
Time certificates of deposit:
$100,000 or more	80,080	84,094	86,756	114,296	87,468
Under $100,000	17,250	18,171	17,516	18,481	19,256
Total deposits	380,614	379,418	372,575	405,352	363,208
Other borrowings	55,300	52,600	57,250	16,400	28,337
Junior subordinated deferrable interest debentures	15,464	15,464	15,464	15,464	15,464
Accrued interest and other liabilities	5,116	3,938	7,077	3,414	3,288
Total liabilities	456,494	451,420	452,366	440,630	410,297
Total shareholders’ equity	45,069	42,777	39,036	38,702	38,162
Total liabilities & shareholders’ equity	$501,563	$494,197	$491,402	$479,332	$448,459

Book value per common share	$7.73	$7.45	$6.89	$6.69	$6.72
Tangible book value per common share (1)	$7.03	$6.75	$6.18	$5.96	$5.99

(1) Total common equity, less goodwill and other intangible assets; divided by fully-diluted shares outstanding.

Note:  Transmitted on Prime Zone on November 8, 2006.